UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 27, 2026, Avi Liss resigned as a member of the Board of Directors (the “Board”) of Netcapital Inc. (the “Company”), and from all committees of the Board on which he served, including the Audit Committee, effective immediately upon delivery of his written resignation to the Company. In his resignation letter, Mr. Liss stated that he was resigning in light of the allegations asserted against the Company and certain current and former officers, directors, and other individuals in the civil action filed by the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2026, captioned Securities and Exchange Commission v. John Fanning, et al., Civil Action No. 1:26-cv-13665 (D. Mass.), and that, given the nature and seriousness of the allegations, he did not wish to continue to be associated with the Company. Mr. Liss’s letter further stated that he did not know of, be involved in, participate in, or receive any financial benefit from the conduct alleged by the SEC. A copy of Mr. Liss’s resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Election of New Director; Committee Appointments

On August 30, 2026, the Board, acting by unanimous written consent of the directors then in office pursuant to Section 16-10a-810(1)(c) of the Utah Revised Business Corporation Act and the Company’s Bylaws, elected Cesar Herrera as a director of the Company, effective immediately, to fill the vacancy on the Board created by Mr. Liss’s resignation. Mr. Herrera will serve until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

The Board appointed Mr. Herrera as a member of the Audit Committee, effective immediately. Following such appointment (s), the Audit Committee consists of Steven Geary (Chair), Arnold Scott and Cesar Herrera, and the Compensation Committee consists of Arnold Scott (Chair), Steven Geary and Cesar Herrera.

Mr. Herrera has served since December 2021 as a director and chief executive officer of KRTL Holding Group Inc., a company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). He has held a California real estate broker license since 2006.

The Board has affirmatively determined that Mr. Herrera qualifies as an “Independent Director” within the meaning of Nasdaq Listing Rule 5605(a)(2), satisfies the heightened independence criteria applicable to audit committee members outlined in Rule 10A-3(b)(1) under the Exchange Act and Nasdaq Listing Rule 5605(c)(2)(A)[, and satisfies the independence requirements applicable to compensation committee members under Nasdaq Listing Rule 5605(d)(2)(A)]. The Board did not designate Mr. Herrera as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Following Mr. Herrera’s election, the Board consists of three directors, each of whom the Board has determined to be an Independent Director.

There is no arrangement or understanding between Mr. Herrera and any other person pursuant to which Mr. Herrera was selected as a director, and there are no transactions between Mr. Herrera and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Herrera will receive compensation for his service as a non-employee director on the same terms and in the same amounts as are provided to the Company’s other non-employee directors under the Company’s non-employee director compensation arrangements as in effect from time to time, prorated for any partial year of service. The Company expects to enter into its standard form of indemnification agreement with Mr. Herrera, and Mr. Herrera will be included as an insured person under the Company’s directors’ and officers’ liability insurance policy, effective as of the date of his election.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1	Resignation letter of Avi Liss, dated August 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Netcapital Inc.
(Registrant)

By:	/s/ Todd Violette
Name:	Todd Violette
Title:	Chief Executive Officer
Dated	September 3, 2026